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                                                                    EXHIBIT 23.1

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


         We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (SEC File No. 333-59035) of CPC of America, Inc. of our
report dated March 12, 2008, relating to the financial statements, management's assessment of the effectiveness of internal control over financial reporting, and the effectiveness of internal control over financial reporting, which appears in this Form 10-K.


/s/ CACCIAMATTA ACCOUNTANCY CORPORATION


Irvine, California
March 17, 2008